Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

October 23, 2026
Rexford Industrial Realty, Inc.
Rexford Industrial Realty, L.P.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
    We have served as Maryland counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law arising out of the offering and sale from time to time of the following securities having an indeterminate aggregate initial offering price (collectively, the “Securities”): (a) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (c) depositary shares representing interests in shares of Preferred Stock (the “Depositary Shares”); (d) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”); (e) rights to purchase shares of Common Stock or other Securities (“Rights”); (f) units consisting of two or more other Securities, in any combination (“Units”); (g) debt securities (“Debt Securities”) offered by the Operating Partnership and (h) guarantees by the Company (“Guarantees”) of Debt Securities, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The Registration Statement and the Prospectus included therein, substantially in the form in which they were transmitted to the Commission for filing under the Securities Act;
2.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Rexford Industrial Realty, Inc.
Rexford Industrial Realty, L.P.
October 23, 2026

3.The Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4.The Certificate of Limited Partnership of the Operating Partnership (the “Certificate”), as amended, certified by the SDAT;
5.The Eighth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated March 17, 2022 (the “Partnership Agreement”), among the Company, as general partner, and the persons from time to time party thereto as limited partners, certified as of the date hereof by an officer of the Company;
6.Certificates of the SDAT as to the good standing of the Company and the Operating Partnership, each dated as of a recent date;
7.Resolutions adopted by the Board of Directors of the Company (the “Board”), acting in its own capacity and in its capacity as the general partner of the Operating Partnership, relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;
8.A certificate executed by an officer of the Company, dated as of the date hereof; and
9.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.
3.Each of the parties (other than the Company and the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect

Rexford Industrial Realty, Inc.
Rexford Industrial Realty, L.P.
October 23, 2026

relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and, in the case of any Securities that are shares of Preferred Stock (the “Preferred Securities”), including any Preferred Securities that may be issued upon the conversion, exercise, exchange or redemption of any other Securities convertible into or exercisable, exchangeable or redeemable for Preferred Securities and any Preferred Securities represented by Depositary Shares, Articles Supplementary designating the class or series of Preferred Stock to be issued by the Company, and setting forth the authorized number of shares and the terms thereof, will be filed with and accepted for record by the SDAT prior to their issuance (such approval and, if applicable, filing and acceptance for record, referred to herein as the “Corporate Proceedings”).
6.The issuance, and certain terms, of the Debt Securities to be issued by the Operating Partnership from time to time will be authorized and approved by the Company, in its capacity as the general partner of the Operating Partnership, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and the Maryland Revised Uniform Limited Partnership Act, the Certificate, the Partnership Agreement and the Resolutions (such approvals referred to herein as the “Partnership Proceedings”).
7.Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including any Common Securities that may be issued upon the conversion, exercise, exchange or redemption of any other Securities convertible into or exercisable, exchangeable or redeemable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
8.Upon the issuance of any Preferred Securities, including any Preferred Securities that may be issued upon the conversion, exercise, exchange or redemption of any other Securities convertible into or exercisable, exchangeable or redeemable for Preferred Securities and any Preferred Securities represented by Depositary Shares, the total number of shares of

Rexford Industrial Realty, Inc.
Rexford Industrial Realty, L.P.
October 23, 2026

Preferred Stock issued and outstanding, and the total number of shares of the applicable class or series of shares of Preferred Stock issued and outstanding, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.
9.None of the Securities issued by the Company will be issued, sold or transferred in violation of any restriction or limitation contained in Article VI of the Charter or any comparable provision of any Articles Supplementary designating any class or series of Preferred Stock or the instrument or agreement defining the terms of any other Securities.
Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Maryland and is in good standing with the SDAT.
3.Upon the completion of all Corporate Proceedings relating to any Common Securities, the issuance of such Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.
4.Upon the completion of all Corporate Proceedings relating to any Preferred Securities, the issuance of such Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Preferred Securities will be validly issued, fully paid and nonassessable.
5.Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of such Depositary Shares will be duly authorized.
6.Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of such Warrants will be duly authorized.
7.Upon the completion of all Corporate Proceedings relating to Securities that are Rights, the issuance of such Rights will be duly authorized.

Rexford Industrial Realty, Inc.
Rexford Industrial Realty, L.P.
October 23, 2026

8.Upon the completion of all Corporate Proceedings or Partnership Proceedings, as applicable, relating to Securities that are Units, the issuance of such Units will be duly authorized.
9.Upon the completion of all Corporate Proceedings relating to Securities that are Guarantees, the issuance of such Guarantees will be duly authorized.
10.Upon the completion of all Partnership Proceedings relating to Securities that are Debt Securities, the issuance of such Debt Securities will be duly authorized.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP